Exhibit 99.1

HECKMANN CORPORATION ANNOUNCES

PROPOSED CLOSING DATE OF MERGER WITH POWER FUELS

Scottsdale, AZ – November 21, 2012 – Heckmann Corporation (NYSE: HEK) (“Heckmann”) today announced that it has received all necessary consents and approvals in connection with the Badlands Power Fuels, LLC (“Power Fuels”) merger (the “Merger”). The Merger is expected to close on November 30, 2012.

On the closing date, Heckmann will apply the proceeds of its $150.0 million bond offering, which closed on November 5, 2012, to pay a portion of the Merger consideration and related fees and expenses. The bonds are currently being held in escrow pending the closing of the Merger. In addition, Heckmann plans to simultaneously close the previously announced $325 million amended revolving credit facility. Heckmann plans on drawing approximately $147 million on the facility to fund the remaining balance of the cash requirements in connection with the Merger.

About Heckmann Corporation

Heckmann Corporation (HEK) is an environmental services company. Heckmann is dedicated to the movement, treatment and disposal of water generated by energy companies involved in the discovery and production of oil, natural gas liquids and natural gas. Heckmann is also a one-stop-shop for collection and recycling services for oily waste products, including used motor oil, oily wastewater, spent antifreeze, used oil filters and parts washers. Heckmann is building a national footprint across its environmental service offerings and has more than 1,500 employees and operates in more than 55 locations in the United States.

About Power Fuels

Badlands Power Fuels, LLC, d/b/a Power Fuels, is a privately held North Dakota-based environmental services company providing water delivery and disposal, fluids transportation and handling, water sales and related equipment rental services for shale, or “unconventional,” oil and gas exploration and production businesses. Power Fuels is the largest environmental services company in the Bakken Shale area in North Dakota, a premier U.S. unconventional shale oil basin. Power Fuels also provides rental equipment and operates 19 saltwater disposal wells. Through its network of seven district offices and roughly 1,100 employees, Power Fuels serves the leading oil and natural gas exploration and production companies and energy marketing companies in its markets under the “Power Fuels,” “Badlands Power Fuels” and “Landtech” brands. Power Fuels’ sales have increased from approximately $34.0 million for the fiscal year ended December 31, 2007 to approximately $364.0 million, on a pro forma basis, for the 12-month period ended June 30, 2012, representing a 70% compound annual growth rate during the period.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses, including Power Fuels; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in Heckmann’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, the Current Report on Form 8-K filed by Heckmann on April 10, 2012, as well as Heckmann’s other reports filed with the United States Securities and Exchange Commission, all of which are available at http://www.sec.gov/ and on Heckmann’s website at http://heckmanncorp.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. Heckmann undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

The Piacente Group, Inc.

Tel. +1 212-481-2050

heckmann@tpg-ir.com